Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 20, 2006 relating to the consolidated financial statements and financial statement schedule of St. Francis Medical Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 21, 2006